Exhibit 99.2

BROADWIND ENERGY, INC.

INDEX TO (UNAUDITED) PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Financial Information	D-2

Pro Forma Combined Balance Sheet - December 31, 2007	D-3

Pro Forma Combined Statement of Operations For the year ended December 31, 2007	D-5

Notes to the Pro Forma Combined Financial Statements	D-6

BROADWIND ENERGY, INC.

 (UNAUDITED) PRO FORMA COMBINED FINANCIAL INFORMATION

The accompanying (unaudited) pro forma combined financial statements present the historical financial information of Broadwind Energy, Inc. (“Broadwind”), as adjusted for the purchase of Energy Maintenance Service, LLC (“EMS”).  For financial reporting purposes, the business combination is to be accounted for with Broadwind as the acquirer.

The accompanying pro forma combined balance sheet presents the historical financial information of Broadwind as of December 31, 2007, as adjusted for the purchase of EMS, accounted for as a business combination.

The accompanying pro forma combined statement of operations for the year ended December 31, 2007, combine the historical financial information of EMS for the year ended December 31, 2007 with the historical information of Broadwind for the year ended December 31, 2007, as if the acquisition had occurred on January 1, 2007.

The pro forma combined financial statements have been prepared by management, based on the historical financial statements of Broadwind and EMS.  These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined financial statements should be read in conjunction with the historical financial statements of Broadwind for the year ended December 31, 2007 and with the historical statements of EMS for the years ended December 31, 2007 and 2006 included elsewhere in this filing.

BROADWIND ENERGY, INC.

PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

DECEMBER 31, 2007

	Energy Maintenance Service, LLC	Broadwind Energy, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash	$431,006	$5,781,526	$(1,189,343)	(1,2,6)	$5,023,189
Restricted Cash	—	500,000			500,000
Accounts receivable, net of allowances	5,145,731	13,541,373			18,687,104
Inventories, net of allowances	429,928	12,982,798	64,489	(1)	13,477,215
Prepaid expenses	337,429	344,690			682,119
Other current assets	—	1,600,796			1,600,796
Total current assets	6,344,094	34,751,183			39,970,423

PROPERTY AND EQUIPMENT, AT COST
Buildings and land	—	4,032,312	501,740	(6)	4,534,052
Machinery and equipment	1,567,388	54,775,014	(651,611)	(1)	55,690,791
Leasehold improvements	422,258	1,919,359	(26,756)	(1)	2,314,861
Office furniture and equipment	400,139	640,177	(179,539)	(1)	860,777
	2,389,785	61,366,862			63,400,481
Less accumulated depreciation and amortization	898,819	2,475,711	(839,196)	(1,6)	2,535,334
Property and equipment, net	1,490,966	58,891,151			60,865,147

OTHER ASSETS:
Goodwill	—	27,610,540	3,602,484	(1)	31,213,024
Intangibles, net of accumulated amortization	—	84,021,554	26,490,000	(1)	110,511,554
Acquisition costs	—	331,379	(331,379)	(1,5)	—
Deposits	—	212,418			212,418
Total other assets	—	112,175,891			141,936,996
Total assets	$7,835,060	$205,818,225			$242,772,566

BROADWIND ENERGY, INC.

PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

DECEMBER 31, 2007

	Energy Maintenance Service, LLC	Broadwind Energy, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Lines of credit and notes payable	$1,409,714	$440,311			$1,850,025
Notes payable to related parties	—	24,999,997			24,999,997
Current maturities of long-term debt	448,115	12,693,453	12,426	(6)	13,153,994
Current portions of long-term capital lease obligations	—	300,413			300,413
Accounts payable	1,236,435	10,133,742			11,370,177
Accrued liabilities	1,486,295	12,457,231	81,015	(1)	14,024,541
Unearned revenue	—	97,260			97,260
Customer deposits	—	1,325,788			1,325,788
Total current liabilities	4,580,559	62,448,195			67,122,195

LONG-TERM DEBT, net of current maturities	799,993	17,620,200	460,536	(6)	18,880,729

Capital lease obligations, net of current portions	—	685,874			685,874
Interest rate swaps	—	388,136			388,136
Deferred income taxes	—	139,340			139,340
Total liabilities	5,380,552	81,281,745			87,216,274

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value	—	76,261	3,661	(1,2)	79,922
Additional paid-in capital	—	134,432,064	31,042,331	(1,2)	165,474,395
Members’ equity	2,454,508	—	(2,454,508)	(1)	—
Accumulated deficit	—	(9,971,845)	(26,180)	(6)	(9,998,025)
Total shareholders’ equity	2,454,508	124,536,480			155,556,292
Total liabilities and shareholders’ equity	$7,835,060	$205,818,225			$242,772,566

BROADWIND ENERGY, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

	Energy Maintenance Service, LLC	Broadwind Energy, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$19,752,911	$29,804,432			$49,557,343
Cost of sales	11,957,960	25,864,795			37,822,755

Gross margin	7,794,951	3,939,637			11,734,588

Operating costs and expenses:
Selling, general and administrative expenses	4,996,626	5,726,328			10,722,954
Depreciation and amortization	278,413	1,749,560	2,595,839	(3,4,6)	4,623,812
	5,275,039	7,475,888			15,346,766

Operating income (loss)	2,519,912	(3,536,251)			(3,612,178)

Other income (expense):
Interest expense	(144,525)	(1,238,909)	(39,051)	(6)	(1,422,485)
Interest income	—	400,290			400,290
Realized loss on foreign currency transactions	—	(14,824)			(14,824)
Other, net	198,152	82,943	54,000	(6)	335,095
Income (expense) relating to variable interest entity	—	(94,698)			(94,698)
	53,627	(865,198)			(796,622)
Income (loss) before provision for income taxes	2,573,539	(4,401,449)			(4,408,800)
Income tax benefit	—	(1,039,470)			(1,039,470)

NET INCOME (LOSS)	$2,573,539	$(3,361,979)			$(3,369,330)

Loss per common share - basic and diluted		$(0.07)			$(0.06)
Weighted average common shares outstanding - basic and diluted		51,535,137	3,661,084	(1,2)	55,196,222

BROADWIND ENERGY, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

Note 1 – Basis of presentation

Basis of presentation

The accompanying pro forma combined financial statements are presented to reflect the acquisition of Energy Maintenance Service, LLC by Broadwind Energy, Inc., with the operations of Broadwind Energy, Inc. being the continuing operations of the combined entities.

The accompanying pro forma combined balance sheet as of December 31, 2007 has been prepared to give effect to the acquisition of EMS by Broadwind as if the acquisition occurred on December 31, 2007.  The historical financial statements prior to December 31, 2007, are those of Broadwind Energy, Inc. The accompanying pro forma combined statement of operations combines the historical operations of Broadwind Energy, Inc. for the year ended December 31, 2007 as if the acquisition had occurred on January 1, 2007.

Note 2 – Pro forma adjustments

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

The unaudited pro forma combined financial statements reflect the following pro forma adjustments:

Adjustment (1) - Broadwind Energy Inc. purchased 100% of the outstanding membership interests of Energy Maintenance Service, LLC for $32,240,000.

In accordance with SFAS 141, the purchase consideration of $32,240,000 and $412,394 of acquisition costs has been primarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. The fair values were determined using an independent third party appraisal firm. Such allocations resulted in goodwill of $3,602,484. These allocations are preliminary and subject to final working capital adjustments and finalization of these allocations. The purchase consideration has been allocated as follows:

Adjustment	Amount
Current assets	$6,344,094
Inventory adjustment to fair value	64,489
Property and equipment	1,531,879
Intangible - Trademark	1,790,000
Intangible - Customer List	24,700,000
Goodwill	3,602,484
Current liabilities	(4,580,559)
Long-term liabilities	(799,993)
Total purchase consideration	$32,652,394

BROADWIND ENERGY, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

The total purchase consideration was paid through a combination of cash, stock and direct acquisition costs. The break down is as follows:

Cash	$18,419,008
Stock	13,820,992
Direct acquisition costs	412,394
Total purchase consideration	$32,652,394

Broadwind issued 1,629,834 shares of its $.001 par value common stock to the sellers of Energy Maintenance Service, LLC.

Adjustment (2) - In order to finance the purchase price, Broadwind completed a private placement of 2,031,250 shares of its unregistered common stock at $8.48 per share totaling $17,225,000 to the accredited investor Tontine Capital Partners, L.P.

Adjustment (3) - As a result of the purchase, depreciation has been increased related to the increase to fair market value of machinery and equipment.

Adjustment (4) - As a result of the purchase, amortization has been calculated for the intangible assets using a life of 20 years for the trademark and 10 years for the customer list.

Adjustment (5) - As a result of the purchase, prepaid acquisition costs that were included in the total purchase consideration have been eliminated.

Adjustment (6) - Broadwind has adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (Revised 2003) (“FIN 46(R)”) for the treatment of the consolidation of a Variable Interest Entity (“VIE”) as defined by this interpretation. FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%),  hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected returns, or both. If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics is required to consolidate the VIE. Broadwind has determined that Dakota Wind, LLC, (“Dakota Wind”), its landlord for the Howard West facility (“Howard West”), meets the criteria for consolidation based on identifying Broadwind as the primary beneficiary of Dakota Wind. Therefore, Broadwind has consolidated the results of Dakota Wind in the pro forma combined financial statements as of and for the fiscal year ended December 31, 2007.

BROADWIND ENERGY, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

The following table represents the balance sheet and statement of operations of the VIE, Dakota Wind, as of and for the fiscal year ended December 31, 2007:

Dakota Wind, LLC
Assets:
Cash	$4,665
Property & equipment	501,740
Accumulated depreciation	(59,623)
Total Assets	$446,782

Liabilities and members’ deficit:
Current maturities of long-term debt	$12,426
Long-term debt	460,536
Members’ deficit	(26,180)
Total liabilities and members’ deficit	$446,782

Dakota Wind, LLC
Net Sales	$—
Operating costs and expenses:
Depreciation and amortization	(30,112)
Other income (expense):
Interest expense	(39,051)
Other, net	54,000
Net loss	$(15,163)